Exhibit 99.1

Alaska Communications Systems Reports First Quarter 2011 Results

- Revenue increased by 5 percent to $86.6 Million Compared to Prior Year -

- Cash Provided by Operating activities increased 28 percent Compared to Prior Year -

- EBITDA Increased 7 Percent to $31.7 Million Compared to Prior Year -

- Post Paid Data ARPU Increased 58 Percent to $14.78 Compared to Prior Year -

ANCHORAGE, Alaska--(BUSINESS WIRE)--April 28, 2011--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its first quarter ended March 31, 2011.

“Our first quarter results demonstrate strong operating cash flows, providing us the runway we need to execute on our plans for growing the business. Our focus on enabling cloud services for businesses and leveraging our strength in wireless data will center our actions for 2011,” said Anand Vadapalli, ACS president and chief executive officer.

“In line with expectations we previously set on the fourth quarter call, our sequential quarter performance for enterprise was impacted by several factors including certain out of period customer credits. Yet, enterprise revenues demonstrated year over year growth, and our market activity and sales results remain very encouraging. On the wireless front, a still high volume of disconnects was offset in part with our strength in data, providing strong sequential and year over year growth in data subscribers and ARPU,” concluded Vadapalli.

Financial Highlights: First Quarter 2011 Compared to First Quarter 2010

  Revenues of $86.6 million increased by $4.1 million, or 5.0 percent, from $82.4 million in the prior year:
    Enterprise revenue increased by $0.6 million, or 4.8 percent, with higher data revenue of $0.8 million.
    Wireless revenue increased by $4.3 million, or 13.2 percent, with higher data revenue of $3.8 million and higher CETC revenue of $3.4 million, which benefited by a favorable release of $3.0 million in reserves for CETC on prepaid services, offset by declines in wireless voice and device revenue.
    Retail, wholesale and access wireline revenues declined by $0.7 million, or 1.9 percent, with ISP revenue growth partially offsetting continued declines in retail and local line counts.
  EBITDA of $31.7 million increased by $2.0 million, or 6.7 percent, from $29.7 million in the prior year.
    Wireless EBITDA increased by $2.9 million, or 20.2 percent, to $17.3 million. Wireless EBITDA was favorably impacted by the release of $3.0 million in revenue reserves for CETC on prepaid services which drove an expansion in wireless EBITDA margins to 47.1 percent from 44.3 percent in the prior year.
    Wireline EBITDA declined by $0.9 million, or 6.0 percent, to $14.4 million. Wireline performance was adversely impacted by $0.7 million in legal reserves which drove a contraction in wireline EBITDA margins to 28.9 percent from 30.7 percent in the prior year.
  Net cash provided by operating activities of $21.7 million was up 27.8 percent from $17.0 million in the prior year with the current period benefiting from higher EBITDA and improved working capital management.
  Net income of $2.7 million, or $0.06 per diluted share, compared to net income of $1.3 million, or $0.03 per diluted share in the prior year.

Metric Highlights: First Quarter 2011 Compared to Fourth Quarter 2010

  Total retail wireless ARPU increased to $70.76 from $69.31 in the fourth quarter with the current period benefiting from gains in data ARPU.
  Wireless subscribers decreased from 120,413 to 116,243. The decrease included 1,118 in out of period disconnects for non-revenue generating subscribers.
  Postpaid wireless data ARPU increased by 12.3 percent sequentially to $14.78.
  Postpaid wireless subscriber churn of 2.4 percent improved from 2.5 percent.
  DSL lines increased by 56 to 45,754 and ISP ARPU increased by 4.9 percent to $42.80.
  Retail local lines declined by 2,167 to 154,486.
  Total local lines decreased by 2,620 to 169,813.

“We are pleased with the strong performance in net cash provided by operating activities of $21.7 million which increased by 27.8 percent over first quarter 2010. We enter the year on solid financial footing, and we look forward to driving performance in our key areas of growth. We expect to continue to manage all areas of operating expenses to continue to generate strong operating margins. With our payout ratio continuing to be below levels established by our Board of Directors, we are generating excess cash to create value for our investors,” said Wayne Graham, ACS chief financial officer.

2011 Business Outlook

As previously reported, ACS expects:

  Revenues will modestly exceed 2010 levels;
  EBITDA will be in line with 2010 levels;
  To incur approximately$33 million in net cash interest expense;
  Maintenance Capital expenditures to be in line with 2010, at approximately $37 million; and
  To fund approximately $12 million to upgrade backhaul from cell towers.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-0843 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9643. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, May 5, 2011 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4411962. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4411962.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK), through its subsidiaries, provides wireline, wireless and other telecommunications and technology services to consumer, business and enterprise customers in the State of Alaska and beyond using its statewide and interstate network. The Alaska Communications wireline operations include the state's most advanced data networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. These networks together with our data, data hosting, and technology services provide our business, governmental, and carrier customers with the integrated, customized solution sets that they need to reduce costs while increasing their ability to focus on their business objectives. The company’s wireless operations include a statewide 3G CDMA network, reaching across Alaska from the North Slope to Ketchikan, with coverage extended via best-in-class CDMA carriers in the Lower 49 and Canada. By investing in the fastest-growing market segments and attracting the highest-quality customers, Alaska Communications seeks to drive top and bottom-line growth, while continually improving the customer experience and cost structure through process improvement, employee engagement, and network improvement. More information can be found on the company's website at www.alaskacommunications.com or at its investor site at www.alsk.com.

Forward-Looking EBITDA Guidance

This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2011. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end 2011 net cash provided by operating activities at this time.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive from the construction of AKORN and purchase and integration of Crest Communications Corporation; adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from Universal Service Funds; unforeseen changes in public policies; changes in accounting policies, including the company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at 907-564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2011	2010

Total operating revenues	$86,593	$82,447

Operating expenses:
Cost of services and sales	32,885	32,399
Selling, general & administrative	23,278	20,770
Depreciation and amortization	14,935	18,761
(Gain) loss on disposal of assets, net	43	(488)
Total operating expenses	71,141	71,442

Operating income	15,452	11,005

Other income and expense:
Interest expense	(9,692)	(8,748)
Interest income	8	14
Total other income and expense	(9,684)	(8,734)

Income before income tax expense	5,768	2,271

Income tax expense	(3,069)	(1,001)

Net income	$2,699	$1,270

Net income per share:
Basic and Diluted	$0.06	$0.03

Weighted average shares outstanding:
Basic	44,808	44,493
Diluted	46,106	45,227

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents	$15,046	$15,316
Restricted cash	4,912	4,912
Accounts receivable-trade, net of allowance of $5,179 and $6,616	34,400	36,985
Materials and supplies	7,515	6,533
Prepayments and other current assets	4,714	3,999
Deferred income taxes	13,793	10,949
Total current assets	80,380	78,694

Property, plant and equipment	1,403,515	1,416,718
Less: accumulated depreciation and amortization	(999,224)	(1,005,736)
Property, plant and equipment, net	404,291	410,982

Non-current investments	355	355
Goodwill	8,850	8,850
Intangible assets	24,118	24,118
Debt issuance costs	8,181	8,584
Deferred income taxes	71,158	76,813
Equity method investment	2,060	2,060
Other assets	10,384	10,159
Total assets	$609,777	$620,615

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$5,235	$5,213
Accounts payable, accrued and other current liabilities	59,512	62,539
Advance billings and customer deposits	9,332	9,568
Total current liabilities	74,079	77,320

Long-term obligations, net of current portion	548,287	548,096
Other long-term liabilities	14,800	15,688
Total liabilities	637,166	641,104
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	452	447
Additional paid in capital	156,383	166,259
Accumulated deficit	(185,461)	(188,160)
Accumulated other comprehensive loss	1,237	965
Total stockholders' equity (deficit)	(27,389)	(20,489)

Total liabilities and stockholders' equity (deficit)	$609,777	$620,615

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Cash Flows from Operating Activities:
Net income	$2,699	$1,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,935	18,761
Amortization of debt issuance costs and debt discount	2,014	1,830
Stock-based compensation	1,344	448
Deferred income taxes	3,038	939
Provision for uncollectible accounts	495	772
Other non-cash expenses	228	(216)
Changes in operating assets and liabilities	(3,059)	(6,827)
Net cash provided by operating activities	21,694	16,977

Cash Flows from Investing Activities:
Investment in construction and capital expenditures	(8,188)	(5,190)
Change in unsettled construction and capital expenditures	(859)	(5,229)
Net change in restricted accounts	-	255
Net cash used by investing activities	(9,047)	(10,164)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,294)	(7,184)
Proceeds from the issuance of long-term debt	-	12,000
Debt issuance costs	(84)	-
Payment of cash dividend on common stock	(9,628)	(9,576)
Payment of withholding taxes on stock-based compensation	(1,912)	(185)
Proceeds from issuance of common stock	1	67
Net cash used by financing activities	(12,917)	(4,878)

Change in cash and cash equivalents	(270)	1,935

Cash and cash equivalents, beginning of period	15,316	6,271

Cash and cash equivalents, end of period	$15,046	$8,206

Supplemental Cash Flow Data:
Interest paid	$(9,838)	$(9,272)
Income tax refunds	$-	$66

Supplemental Noncash Transactions:
Property acquired under capital leases	$-	$1
Dividend declared, but not paid	$9,721	$9,595
Additions to ARO asset	$7	$19

		Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Net cash provided by operating activities	$21,694	$16,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	(14,935)	(18,761)
Amortization of debt issuance costs and debt discount	(2,014)	(1,830)
Stock-based compensation	(1,344)	(448)
Deferred income taxes	(3,038)	(939)
Provision for uncollectible accounts	(495)	(772)
Other non-cash expenses	(228)	216
Changes in operating assets and liabilities	3,059	6,827
Net income	$2,699	$1,270
Add (subtract):
Interest expense	9,692	8,748
Interest income	(8)	(14)
Depreciation and amortization	14,935	18,761
(Gain) loss on disposal of assets	43	(488)
Gift of services	(51)	-
Income tax expense	3,069	1,001
Stock-based compensation	1,344	448
EBITDA	$31,723	$29,726

Note:	In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

		Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF OPERATING REVENUE AND EBITDA MARGIN BY SEGMENT
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Operating Revenue
Enterprise	$12,274	$11,717
Retail	20,233	20,642
Wholesale	2,105	2,604
Access	15,195	15,000
Wireline	49,807	49,963
Wireless	36,786	32,484
Total operating revenue	$86,593	$82,447

Wireline EBITDA
Operating revenue	$49,807	$49,963
Operating expenses (a)	(36,514)	(35,028)
Gift of services	(51)	-
Stock-based compensation	1,172	396
Wireline EBITDA	$14,414	$15,331

EBITDA Margin	28.9%	30.7%

Wireless EBITDA
Operating revenue	$36,786	$32,484
Operating expenses (a)	(19,649)	(18,141)
Stock-based compensation	172	52
Wireless EBITDA	$17,309	$14,395

EBITDA Margin	47.1%	44.3%

(a) Exclusive of depreciation, amortization and gains/loss on disposal of assets

		Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
INVESTMENT IN CONSTRUCTION AND CAPITAL
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Investment in construction and capital	$8,188	$5,190

Capitalized interest	(360)	(543)

Investment in construction and capital, net of capitalized interest	$7,828	$4,647

Growth	419	-

Maintenance and other	7,409	4,584

Capital funded by the selling shareholders of Crest	-	63

Investment in construction and capital, net of capitalized interest	$7,828	$4,647

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010

Wireline:

Retail
Local	154,486	156,653	160,829
Quarterly growth rate in retail local telephone access lines	-1.4%	-0.8%	-1.9%
Average monthly revenue per subscriber for the quarter	$18.06	$18.15	$18.13

Long Distance
Long distance subscribers	61,310	59,166	60,356
Average monthly retail revenue per subscriber for the quarter	$16.92	$17.51	$18.20

Internet
DSL subscribers	45,754	45,698	46,466
Dial-up subscribers	3,973	4,262	5,154
	49,727	49,960	51,620

Average monthly DSL & dial-up revenue per subscriber for the quarter	$42.80	$40.81	$36.36

Wholesale
Resale access lines	3,102	3,158	6,238
UNE lines	12,225	12,622	14,226
	15,327	15,780	20,464

Quarterly growth rate in wholesale local access lines	-2.9%	-3.9%	-5.4%
Average monthly revenue per subscriber for the quarter	$33.48	$33.37	$30.66

Wireless:

Wireless subscribers	116,243	120,413	130,484
Average monthly churn for the quarter	2.7%	2.6%	3.1%
Average monthly data revenue per postpaid subscriber for the quarter	$14.78	$13.16	$9.34
Average monthly revenue per retail subscriber for the quarter (a) (b)	$70.76	$69.31	$64.72

(a) First quarter 2011 excludes $3.0 million out-of-period CETC, or $8.61 in ARPU.

(b) CETC added $18.13 to wireless retail ARPU in the first quarter of 2011, $17.98 in the fourth quarter of 2010, and $15.08 in the first quarter of 2010.

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com